UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 18, 2013

______________________________

FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
 ______________________________

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Federal Home Loan Bank Act (“Bank Act”) requires the Director of the Federal Housing Finance Agency (“Finance Agency”) annually to designate member directorships to each state in each Federal Home Loan Bank (“FHLBank”) district based on the approximate amount of FHLBank stock held by members in each state as of December 31 of each year, subject to certain limitations. On June 5, 2013, pursuant to the Bank Act and Finance Agency regulations (12 C.F.R. Part 1261), the Acting Director of the Finance Agency (“Director”) issued a designation letter to the Federal Home Loan Bank of Indianapolis (“FHLBI” or “Bank”). The designation was based on the number of shares of Bank stock required to be held by the Bank’s members in both states in the FHLBI district as of December 31, 2012, determined in accordance with the Bank’s capital plan. Pursuant to the Director’s designation, the number of member directorships for the State of Michigan has been reduced to four from five effective January 1, 2014. The number of member directorships for the State of Indiana will remain at five.
The Director’s designation has the effect of eliminating one Michigan member director seat as of the effective date. However, the designation did not specify which Michigan member director’s seat should be eliminated, nor did it indicate a particular methodology that the Bank’s Board of Directors (“Board”) should use to select the seat to be eliminated. With respect to the current Michigan member directorships, each of the five Michigan member directors had been duly elected to a four-year term, although none of the five seats have a term that ordinarily would expire on December 31, 2013.
Consequently, on November 8, 2013, the Board unanimously adopted a procedure to implement the Director’s designation according to the mandated timeline. As a result of this procedure, on November 18, 2013, the Michigan member director seat of Paul C. Clabuesch was eliminated effective January 1, 2014. Mr. Clabuesch currently serves as Chair of the Board and Chair of the Board’s Executive / Governance Committee and is an ex-officio member of all other Board Committees. He is expected to continue serving in those capacities through December 31, 2013.
The two-year terms of the Board’s Chair and Vice Chair expire on December 31, 2013, irrespective of the Director’s designation. The Board intends to select its Chair and Vice Chair for the 2014-2015 term in December 2013, and will announce these selections once finalized. All directors who will be seated on the Board as of January 1, 2014 are eligible for those positions.
The Board and Bank management express their deep appreciation to Mr. Clabuesch for his service as a director of the Bank since 2003 and as Chairman since 2005.
For additional information concerning the Bank’s board of directors, please refer to our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 22, 2013

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/JONATHAN R. WEST
Jonathan R. West
Executive Vice President-Chief Operating Officer, Business Operations

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel